U.S. Based Bioanalytics Technology Company

The Company develops and markets proprietary instruments, services, and technology for the identification and characterization of biomolecules for research, pharmaceutical development, diagnostic and other commercial applications.

Company Profile

Overview

Protea BioSciences, Inc., the ("Company"), is a leader in the field of Bioanalytics – the identification and characterization of proteins, metabolites, and other biomolecules, which are the products of all living cells and life forms. Bioanalytics is foundational science, essential for all human pharmaceutical development, medical diagnostics and life science research, including forensics, agriculture and biodefense. ***The Company believes it has developed game-changing technology designed to enable the large scale identitification of biomolecules, in real-time.***

It has been the dream of modern biology to be able to identify all the biomolecules produced by living cells, rapidly and comprehensively. We expect this capability will transform pharmaceutical research – significantly reducing the costs and time of drug development.

An estimated 1/3 of the total pharmaceutical industry R&D costs are expended prior to the onset of human clinical trials.

(Source: PhRMA, based on data from the Study of Drug Development, Tufts University, 1995.)


1
approved
5 enter
clinical trials
$20 B
200 enter
preclinical testing
5,000-10,000 candidates
in drug discovery

Known as LAESI (Laser Ablation ElectroSpray Ionization), the Company's technology enables for the first time the comprehensive identification of biomolecules from living cells in real time. With LAESI now commercial ready, by virtue of LAESI's improved speed, the comprehensive datasets it generates, and its unique spatial imaging capabilities, the Company is prepared to launch what it believes will be a new era of human bioanalytics, where the molecular pathways of human disease would be more clearly elucidated, thereby accelerating pharmaceutical and life science research.

"Human bioanalytics" can be compared to the mapping of the human genome, the culmination of the 13-year Human Genome Project. As a result, 25,000 genes were identified which code for over 2,000,000 human protein variants that regulate all phases of human biology, including normal and disease processes.
(Source: http://www.ornl.gov/sci/techresources/Human_Genome/home.shtml)


DNA
25,000
Genes
RNA
Proteins
2,000,000
Protein Variants

It is this unknown universe of the biomolecular products of living cells where the Company believes its LAESI technology and services will create value, thereby creating a major bioanalytics franchise business, and launching a new era of biomedical innovation, with the potential to be as far reaching as Genomics.

Highlights of the Company's Development:

- The Company has completed the development of a breakthrough bioanalytical technology platform, exclusively licensed from George Washington University. Known as "LAESI", the technology enables the direct identification of biomolecules in tissue sections and cells, achieved in minutes. The Company believes LAESI meets the needs of all biologists to be able to obtain more comprehensive datasets on their cells or biofluids of interest, and to do so without pretreating or biasing their biological samples. LAESI has the potential to revolutionize pharmaceutical and medical research, as thousands of proteins and other biomolecules can be rapidly and directly identified in single cells, blood, tissue and virtually all other types of biological samples. As an example, a researcher testing a new drug's effects on living cells can analyze changes in the cells in real time, as they are occurring, obtaining precise

data as to the effects of the new drug on the cell's metabolism. The Company expects to commence LAESI shipments in Q2 2012.

- In 2011, the Company established its GLP bioanalytical services laboratory ("GLP" refers to Good Laboratory Practices, required for FDA compliance), where the Company offers advanced services for the analysis of proteins and other biomolecules (known as biopharmaceuticals) by mass spectrometry. The Company expects to commence offering proprietary services employing its LAESI technology in 2012.

- The Company markets an extensive line of related consumable products for the analysis of proteins and other biomolecules. In 2011, the Company sold its products to over 400 pharmaceutical and academic research laboratories.

- The Company has entered into exclusive, worldwide license agreements with West Virginia, Johns Hopkins, George Washington and Virginia Tech Universities to develop and commercialize proprietary bioanalytical technologies invented by scientists at these universities, thereby expanding its bioanalytical development program.

- The Company occupies a recently-expanded 21,500 sq. ft. facility in Morgantown, West Virginia, that features state-of-the-art bioanalytical mass spectrometry laboratories. The Company employs 45 full time personnel, eight of whom are PhD/MD level scientists.

- In 2011, the Company, in partnership with Mayoly-Spindler, a European pharmaceutical company, successfully completed a Phase I/IIA human clinical trial for a recombinant lipase biopharmaceutical, for the treatment of chronic pancreatic disease. Under terms of a Joint Research and Development Agreement, the Company receives the exclusive marketing rights for North America. The worldwide market for recombinant lipase is estimated at $1.1 billion.

Products & Services

The Company plans to offer access to its LAESI technology platform through two business divisions: *Bioanalytical Solutions and Bioanalytical Services*. The Bioanalytical Solutions division includes LAESI instrumentation and LAESI consumable products. The Bioanalytical Services division combines the Company's bioanalytical laboratory infrastructure with LAESI's enhanced capabilities and internal knowhow to create new bioanalytical services.

Bioanalytical Solutions:

- **LAESI Technology**
  LAESI (Laser Ablation Electrospray Ionization) was invented and developed in the laboratory of Dr. Akos Vertes, Ph.D., Professor of Chemistry, Professor of Biochemistry & Molecular Biology, Founder and Co-Director of the W.M. Keck Institute for Proteomics Technology and Applications, in the Department of Chemistry, The George Washington University, Washington D.C. LAESI-MS data has been published in several peer-reviewed journals, including three cover articles, and it has been presented at major international conferences.

- In 2008, the Company entered into an exclusive, worldwide licensing agreement with George Washington University for the commercial rights to the LEASI Technology. The Company benefits from an ongoing collaborative relationship with Dr. Vertes and his laboratory, where the Company sponsors research. Dr. Vertes is a science advisor to the Company. His website can be found via the following link: (http://vertes.columbian.gwu.edu/.) *Such website is not incorporated in or made part of this executive summary and the Company is not responsible for the information appearing on such website.*

- **LAESI DP-1000**
  In 2011, the Company completed the development of the first instruments to embody LAESI technology. The LAESI DP-1000 instrument enables the direct identification of proteins, lipids and metabolites in tissue, cells and biofluids, such as serum and urine, without any sample preparation prior to analysis. By eliminating sample preparation, the biological sample can be analyzed without the possible contamination, bias or sample loss that occurs with the current techniques, which require the introduction of chemicals, chromatographic separations, or the destruction of the sample itself, in order to enable the identification of biomolecules by mass spectrometry.



Above: The LAESI DP-1000 instrument sample stage is engineered to accept tissue sections as well as 96 well plates, with a temperature-controlled XYZ sample stage.

- The LAESI DP-1000 has the following advantages:
  - Far more rapid than traditional methods (results in seconds to minutes)
  - Provides real time analysis of tissue and biofluids

- No sample preparation is required
- A universal platform – from small molecules to proteins
- 2- and 3-dimensional imaging of tissue and cell samples is enabled
- Can analyze living cells
- First three LAESI US patents issued, R&D and beta testing complete, ready for market


LAESI: TISSUE 2-D Imaging
LAESI software mines data to display location of biomolecules in rat brain section (cholesterol selected here)
Coronal section of a rat brain
LAESI x/y ablation grid
g)
m/z 369.352
Intensity (counts)
Data courtesy of Vertes Laboratory, GWU.

Bioanalytical Services:



In 2011, the Company commenced offering new bioanalytical services for the identification and analysis of biomolecules. Services are offered (if required by customers) under Good Laboratory Practices (GLP), so that clients can use the data provided by the Company in FDA and other regulatory submissions. The company is now integrating the use of LAESI DP-1000 instruments into its bioanalytical services workflows.

The Company's objective is to build the leading franchise as the innovative, global bioanalytics solutions provider, with the stated mission to, "provide expertise and innovation to support projects from concept to knowledge". The Company plans to leverage LAESI technology to offer proprietary service capabilities for both large (proteins) and small (lipids and metabolites) biomolecules.

The Company's service offering focuses on advanced protein discovery and analytical methods – services that exploit the emerging needs of pharmaceutical researchers, who seek to discover and profile the 2,000,000 or so protein variants that regulate all the biological functions of the human body, and all other life forms. This is a critical area of research, because most biological functions are carried out by proteins, and the identification of proteins that are associated with specific diseases provides new biological "targets" for the development of new pharmaceuticals.



In particular, knowledge of the subtleties of a protein's structure improves the understanding of the relationship between a protein's structure and its biological activity. This improved insight can lead to improvements in production methods for therapeutic proteins and improved safety and efficacy for the therapeutic protein itself.

The Company recently completed a $2.5 million investment in a state-of-the-art mass spectrometry laboratory that includes the industry standard Watson LIMS tracking software

as well as the latest high resolution mass spectrometers for protein identification and quantitation. Through the utilization of its proprietary LAESI technology platform, the Company believes it will be a market leader in meeting the emerging needs of pharmaceutical research.

The following is a partial list of new pharmaceutical research services offered by the Company:

- Real time profiling of metabolic changes in live cell populations over time
- 2-dimensional spatial imaging of biomolecules in cells and tissue sections
- 3-dimensional spatial imaging of biomolecules in cells and tissue sections
- Rapid profiling of proteins, metabolites and lipids in cells and tissue
- Identification and validation of disease specific biomarkers (biomolecules that can serve as indicators of specific disease and disease stage, to help define optimal treatment)
- Therapeutic protein characterization, including post-translational modifications

The Company has commenced marketing of its services to pharmaceutical researchers, and is expanding its service offering capabilities in 2012 to include LAESI services. As a solutions provider, the Company's field sales force will offer to establish their capabilities in house via purchase of a LAESI instrument system, or by contracting the Company's bioanalytical services.

The Company believes that its advanced mass spectrometry capabilities, coupled with what it believes to be game-changing LAESI technology, all offered in a GLP laboratory environment, will be a major strategic asset and contributor to the Company's anticipated future growth.

Patents and Intellectual Property

The Company is building a strong intellectual property position, has six issued U.S. patents to date, of which three are owned by George Washington University and exclusively licensed to the Company and three of which are owned by the Company, and is currently prosecuting numerous patent applications.

Sales and Marketing

The Company currently markets its products and services worldwide, utilizing a combination of distributors, in-house sales support and web-based marketing. With the launch of the LAESI DP-1000, the Company is expanding its US-based sales force of highly-trained industry professionals, and the Company intends to augment its sales channel by entering into co-marketing agreements with major mass spectrometry companies, two of which are currently in negotiations with the Company. Agreements are expected to be announced in the near future.

A key component of the Company's marketing is the Company's "LAESI bioanalytics client laboratory" that features 2 LAESI units coupled to high resolution mass spectrometers. Customers are able to bring biological samples from their laboratory, experience hands on use of a LAESI DP-1000 instrument, and generate new data to take back to their laboratory.



Above: LAESI Machine

Industry and Market Overview

The global bioanalytics market consists of products and services used to analyze and identify biomolecules that are the products of living cells and life forms. These include proteins, lipids, metabolites and other classes of biomolecules. In addition to human pharmaceuticals and diagnostics, the bioanalytics market includes, among others, the fields of environmental science, forensics, oceanography, cosmetics, agriculture, food testing and biodefense.

The Company's commercial offering addresses new trends in the bioanalytics market, including the following:

- the trend away from indirect (antibody-based) to direct (mass spectrometry-based) analytical methods, to improve data quality;

- the need, largely driven by increasing regulatory requirements, for therapeutic proteins (biopharmaceuticals) to be fully-characterized, as has been the case with traditional (small molecule) drugs. This means that a biopharmaceutical's protein structure needs to be fully-analyzed, including "post translational modifications" (PTM's – changes to the protein that occur after gene expression, to fit the protein's biological activity, such as protein phosphorylation);

- the need for more rapid turnaround of results to accelerate a pharmaceutical research project's experimental progress ("fail early, fail cheap"); and

- the need to be able to analyze living cells that have not been changed or biased by the chemical pretreatment steps that are currently required for analysis.

The global bioanalytics market is foundational to all life science research, and is comprised of numerous sub-sectors:

- **Proteomics**

  Proteomics, the discovery and identification of proteins, is the largest segment of the bioanalytics market. The market encompasses a large number of pharmaceutical and biotechnology companies, as well as academic research laboratories. The world market has been estimated at $7.0 billion in 2009, growing at 7% per year (Frost & Sullivan). Considerable growth is projected in the proteomics industry over the next ten years. One industry source estimates the proteomics market to have increased to $7.9 billion in 2009, and projects an increase to $19.4 billion in 2014. Proteomics instruments, a subset of the proteomics market, was estimated by that industry source at $4.8b in 2009, expected to increase to $13.0b in 2014 for a CAGR of 22%.

  (Source: BCC Research- Global Technologies Report,June 2009).

- **Metabolomics**

  Metabolomics is the study of the small molecules created by cellular processes. Classes of metabolomics include lipids, amino acids and vitamins. There is increasing interest in the development of metabolite biomarker "profiles" of cells for precise diagnosis of disease. North America represents the largest metabolomics market, estimated at $161.4 million in 2009, and forecast to have a CAGR of 15% from 2009 to 2014 to reach $324 million by 2014.

  (Source: Goliath – Pharmaceutical Market Research Report, May 2010).

- **Human disease biomarker discovery**

  The human disease biomarker sector seeks to identify and validate biomolecules that are associated with the onset and progression of a specific disease, and thus can become new diagnostics, or biomarkers, to be used to better identify patient subgroups for more precise selection of their optimal treatment, as well as to guide new pharmaceutical development for specific patient subgroups. The largest area of biomarker research is Oncology. The global oncology biomarker discovery market is expected to grow from $2.5 billion in 2009 to $5.7 billion by 2014, at an estimated CAGR of 17.2% from the year 2009-2014. North America is the largest market with a share of $1.2 billion in 2009, and expected to have a CAGR of 19% from 2009 to 2014 to reach $2.8 billion in 2014.

  (Source: Goliath - Pharmaceutical Market Research Report, May 2010).

Experienced Management Team

Stephen Turner, *CEO*
Mr. Turner is CEO and Chairman of the Board, positions he has held since founding the company in July, 2001. From 1999 to 2001 he served as President and CEO of Quorum Sciences, Inc. From 1984 to 1997 he was President and CEO of Oncor, Inc. He founded Bethesda Research Laboratories, Inc. in 1975 and served as its Chairman & CEO from 1975 to 1983, at which time BRL became the molecular biology division of Life Technologies, Inc. (NYSE: LIFE). Prior to commencing his career in biotechnology, Mr. Turner held the position of Director of Marketing for the Clinical Microbiology Division of Becton, Dickinson & Co. He received his B.A. from Stanford University in 1967. In 1994 he received the Ernst & Young Entrepreneur of the Year Award in Life Sciences for the Washington D.C. Region.

Alessandro Baldi, Ph.D., *VP & GM*
Prior to joining the Company, Dr. Baldi served in management positions for PerkinElmer, Inc., including as technology manager for the overall chromatography portfolio; business and marketing manager position for the entire chromatography and data systems portfolio responsible for providing strategic directions and program executions; and, in 2009, becoming Senior Business Director of Mass Spectrometry and leading the ramp up phase of the business within the organization

providing strategic guidelines and organizing the business team on a global basis. Before joining PerkinElmer in 2001, Dr. Baldi has been active in the bioanalytical industry for more than 20 years, as a researcher, consultant, and manager, with operating experience in more than thirty countries.

Edward Hughes, *CFO*
Mr. Hughes has served in this position since April 2010. Prior to this position he was CFO of Microbac Laboratories, Inc., an environmental and food testing company based in Pittsburgh, from February, 2003 through March 2009. Prior to that, he was CFO of Silliker Group Corporation, a food testing company based in Greater Chicago. From 1987 to 1998 he was employed by Rhone Poulenc Rorer, where he was Manager, Financial Planning & Analysis (1987-88), Assistant Controller – R&D (1988-1991), Finance Director Asia/Pacific (1991-1996) and Corporate Finance Director (1997-1998).

Matthew Powell, Ph.D., *Director of R&D & CSO*
Mr. Powell received his Ph.D. in Analytical Chemistry from West Virginia University in 2005. Dr. Powell is an expert in the field of biological mass spectrometry and is co- inventor of proprietary bioanalytical technologies in development at the company.

Stanley Hostler, *VP, Secretary & Director*
Mr. Hostler has been a Director of the company since Jan. 2006 and Vice President & Secretary since June 2006. Mr. Hostler is an attorney with a career practice in the field of labor and employment law. From 2000 to 2010 he served as Special Assistant to the Governor of the State of West Virginia. He is a Graduate of the West Virginia University School of Law.

KEY INVESTMENT CONSIDERATIONS

Strong Commercial Operations — Existing account base of 400 laboratories; anticipating profitability in 2013

Proprietary Technology, R&D Complete — Game changing technology, market-ready; addresses a major market need; no regulatory approvals required; published in peer-reviewed Journals

Experienced Management Team — Full team in place; VP/GM recruited from PerkinElmer

Near- Term Liquidity — Registration & trading in 2012

Investment Opportunity

Offering; Use of Proceeds

We are proposing to offer and sell in a private placement to accredited investors up to $6,000,000 of our securities. The Company plans to use the net proceeds of the offering for sales and marketing support, LAESI instrument production, LAESI technology development, working capital and for general corporate purposes. The Company's management will have broad discretion over specific uses and allocation of the net proceeds of the offering.

Financial Projections

December 31 Fiscal Year End
(Table and Chart in USD Thousands)

	2011A	2012P	2013P	2014P	2015P
Income Statement Data					
Revenue	$ 763	$ 6,970	$22,653	$40,765	$71,712
Gross profit	610	$ 4,595	$14,678	$26,261	$46,106
Gross margin	*79.9%*	*65.9%*	*64.8%*	*64.4%*	*64.3%*
Income before tax	($11,082)	($ 7,096)	$ 3,674	$12,838	$ 34,572



$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$-
2011A
2012P
2013P
2014P
2015P
Revenue
Gross Profit
Net Income

Financial Assumptions:

- *Revenue from LAESI instrument sales are anticipated to commence in Q2 of 2012, with the first year forecast of 16 units. LAESI instruments and Bioanalytical services are expected to be the main drivers of revenue for the Company in FY 2012-2015.*
- *New proprietary LAESI instuments are scheduled for release in 2013-2015.*
- *Once LAESI instrument and service revenue is established, the Company would focus on developing and marketing disease-specific biomolecular databases and bioinformatics solutions, which is expected to reach >20% of revenue in 2016, which the Company believes would position the Company as a knowledge-based healthcare enterprise.*

The Company's financial projections were prepared by management based on the best information available at the time, and various assumptions deemed reasonable by management, including the assumptions set forth in "Financial Assumptions" above. Investors should not rely on the projections in making their investment decision. The projections cover a period of four fiscal years, and such long-term projections are inherently inaccurate and unreliable. The projections should not be viewed as other than management's business objectives. It should be noted that the projections address aspects of financial performance that have little or no historical data from which to extrapolate; therefore, the projections are unlikely to accurately reflect actual future results. Forecasting financial results for an early-stage company is significantly different than for more developed companies with long-term historic results; accordingly, investors should anticipate that actual future results will vary significantly from the projections.Statements in this executive summary that are not statements of historical or current fact, including any financial projections and statements regarding future financial growth and profitability, constitute "forward-looking statements". Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual results to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. Factors that could cause the Company's results to be materially different from the forward-looking statements include whether the Company will be able to find financing when and as it needs it and whether the Company's revenues will eventually exceed its expenses. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's current and periodic reports filed with the Securities and Exchange Commission, which are available for review at http://www.sec.gov/